UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2025

ACCURAY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-33301	20-8370041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1240 Deming Way
Madison, Wisconsin	53717-1954
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (608) 824-2800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ARAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Consulting Agreement (Related Party Transaction)

On October 18, 2025, Accuray Incorporated (the “Company” or “Accuray”) entered into a consulting agreement (the “Agreement”) with Dedication Capital, LLC (“Dedication Capital”), an affiliate of Steven F. Mayer, a member of the board of directors (the “Board”) of the Company. Pursuant to the Agreement, Mr. Mayer, the chief executive officer of Dedication Capital, will be appointed as Transformation Board Sponsor, providing consulting services to the Company over a period of one year. Mr. Mayer’s services will include, among other things, responsibility for leading the Company’s planning and execution of certain strategic, organizational, cultural, and operational initiatives and transformation in consultation with the Company’s Chief Executive Officer (“CEO”), onboarding the CEO and consulting with the CEO on other matters, and establishing the composition and duties of a transformation office.

In consideration for the services to be provided to the Company, Dedication Capital and Mr. Mayer will receive (i) a base consulting fee of $600,000 per year, (ii) a cash incentive award for fiscal year 2026 with a target of $531,250 (representing a 125% annual incentive at target for service of eight and one half (8 1⁄2) months of the fiscal year) based on achievement of certain performance metrics to be determined by the Board, provided that such incentive award will be no less than $265,625 for fiscal year 2026, and (iii) equity awards consisting of (a) a restricted stock award (“RSAs”) for 1,250,000 shares of the Company’s common stock and (b) a performance-based restricted stock award (“PRSAs”) for a total of 1,250,000 shares of the Company’s common stock (the “Mayer PRSA”). The restrictions as to 100% of the RSAs will lapse and the RSAs will vest on the one-year anniversary of the grant date, subject to Mr. Mayer’s continued service through the applicable vesting date. The Mayer PRSA is eligible to vest based on the Company’s stock price performance over an approximately six-year performance period ending on September 30, 2031. The Mayer PRSA is divided into three tranches. Each tranche is eligible to vest based on the achievement of a stock price goal (each, a “Company Stock Price Target”), measured based on the volume weighted average price of the Company’s common stock (“VWAP”) over a trailing, consecutive 30-day period as follows: (i) 375,000 shares subject to the Mayer PSRA are eligible to vest upon the achievement of a Company Stock Price Target of $2.00 per share on or prior to September 30, 2027; (ii) 375,000 shares subject to the Mayer PSRA are eligible to vest upon the achievement of a Company Stock Price Target of $2.50 per share on or prior to September 30, 2029; and (iii) 500,000 shares subject to the Mayer PSRA are eligible to vest upon the achievement of a Company Stock Price Target of $3.00 per share on or prior to September 30, 2031.

Due to certain limitations on grants in the Company’s Amended and Restated 2016 Equity Incentive Plan (the “2016 Plan”), RSAs with a grant date fair value (as determined in accordance with U.S. generally accepted accounting principles (“US GAAP”)) of $500,000 (but not to exceed 1,250,000 shares) will be granted under the 2016 Plan. The remainder of the RSAs, if any, and the Mayer PRSA will be granted under the Company’s 2026 Equity Incentive Plan (the “2026 Plan”) following the effectiveness of the 2026 Plan.

In addition, for the first three and one-half (3 1⁄2) months of fiscal year 2027, Dedication Capital will receive a target cash incentive of $218,750 based on achievement of performance metrics to be determined by the Board, provided that such bonus shall be no less than $109,375. Further, if the RSAs vest, the Company will provide a cash payment equal to the product of 1,250,000, 40%, and the excess if any of the closing price of a share of the Company’s common stock on the trading day immediately prior to the date of the public announcement of the Agreement over the closing price of a share of the Company’s common stock on the vesting date.

If the Agreement or the services of Dedication Capital or Mr. Mayer as Transformation Board Sponsor is terminated by the Company without Cause (as defined in the Agreement) or by Dedication Capital or Mr. Mayer for Good Reason (as defined in the Agreement) or the Agreement term ends due to Mr. Mayer’s death or disability, then subject to the effectiveness of the Company’s then standard separation agreement and mutual release of claims, Dedication Capital will receive a lump sum equal to the balance of the base consulting fee and the annual incentive payment at the target for fiscal year 2026 and the first three and one-half (3 1⁄2) months of fiscal year 2027, in each case reduced by any amounts already paid by the Company. In addition, the RSAs will fully vest as of the termination date, the Mayer PRSAs will immediately vest as to any Mayer PRSAs that have been earned based on achievement of the applicable performance goal, and any unearned PRSAs will remain outstanding and eligible to vest pursuant to their terms through the applicable cutoff date. In the event that, as of such involuntary termination, either any RSAs or PRSAs have not yet been granted or the 2026 Plan has not been approved by stockholders by January 31, 2026, then the Company will provide a cash amount equal to product of the number of shares relating to the ungranted RSAs or PRSAs, multiplied by, with respect to RSAs, the greater of the trailing, 10 trading day VWAP or 30 trading day VWAP as of the date of such termination or January 31, 2026, respectively, or with respect to PRSAs, the greater of the trailing, 10 trading day VWAP as of the date of such termination or January 31, 2026, respectively, or the Company Stock Price Target applicable to the PRSAs. If the services of Dedication Capital and Mr. Mayer conclude upon completion of the Agreement term, any remaining service requirement under the RSAs and PRSAs will be considered satisfied such that any RSAs and PRSAs will continue vesting under its applicable vesting schedule and any unearned PRSAs will remain eligible to vest based on achievement of the applicable performance goal. In the event of a change in control of the Company (as defined in the 2016 Plan or 2026 Plan, as applicable), any then unvested RSAs, unearned PRSAs for which the performance period is then ongoing, and unvested earned PRSAs will vest in full.

As noted above, Mr. Mayer, a member of the Board, is the chief executive officer of Dedication Capital and will personally provide services to the Company under the Agreement and, as such, the Agreement constitutes a “related party transaction” as defined by Item 404 of Regulation S-K. Accordingly, the independent members of the Board approved the Agreement.

The description of the Agreement contained herein is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto.

Item 2.02 Results of Operations and Financial Condition

On October 20, 2025, the Company issued a press release that contained certain preliminary financial results for the first quarter ended September 30, 2025. A copy of the related press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 2.02 by reference.

The foregoing information (including the exhibit hereto) is being furnished under “Item 2.02 Results of Operations and Financial Condition” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 20, 2025, the Company announced that the Board had appointed Stephen La Neve as President and Chief Executive Officer of the Company, effective as of October 20, 2025. Mr. La Neve was also appointed to the Board as a Class III director with his initial term ending at the Company’s 2027 annual meeting of stockholders. Mr. La Neve will succeed Suzanne Winter, the Company’s President and Chief Executive Officer who has resigned from her position as President and Chief Executive Officer, and has resigned as a member of the Board, effective October 19, 2025. Ms. Winter will continue to serve as an advisor through November 30, 2025 to provide an orderly transition.

Mr. La Neve, 66, most recently served as President of the Trauma and Joint Reconstruction business unit of Globus Medical Inc. and, previously, Globus Medical Japan K.K., a provider of musculoskeletal device solutions, from 2019 to 2024. From 2015 to 2019, Mr. La Neve was CEO of Bone Biologics Corporation, a medical device company focused on bone regeneration. He also served as a member of the board of directors of Bone Biologics Corporation until December 2022. Prior to that, Mr. La Neve served as CEO of Life Science Enterprises, Inc., an early-stage biomaterials company spun out from ETEX Corporation, from 2014 to 2015, and CEO of ETEX Corporation, an advanced biomaterials company, from 2014 until Zimmer Holdings, Inc. acquired the business of ETEX Holdings, Inc. late in 2014. Prior to that role, Mr. La Neve was CEO and a member of the board of directors at SkelRegen, LLC, Global President of Becton Dickinson Preanalytical Systems, Global President of Medtronic Spine and Biologics, Inc., as well as President of Medtronic Japan. Early in his career, Mr. La Neve served in various commercial roles for three diagnostics companies: Becton Dickinson, Roche and EM Diagnostic Systems, domestically and internationally. He has served as a board member for several healthcare companies in the medical device and diagnostic segments, currently including Insight Medbotics, a company developing MRI guided robotics for interventional oncology. Mr. La Neve holds a B.S. in Health Planning and Administration from the Pennsylvania State University and an MBA from West Chester University. He is a member of Omicron Delta Epsilon, an international honor society recognizing academic excellence and achievements in economics.

The Company has entered into an employment agreement (the “Employment Agreement”) with Mr. La Neve dated October 20, 2025. Pursuant to the Agreement, Mr. La Neve will be entitled to an annual base salary of $750,000 with a target annual bonus percentage of 100% of his annual base salary, calculated in accordance with the Company’s Bonus Plan, provided that the incentive award for fiscal year 2026 will be at least 50% of his annual base salary earned in fiscal year 2026, calculated in accordance with the Company’s Bonus Plan. In addition, as an inducement material to him entering into employment with the Company, Mr. La Neve will be granted equity awards as follows: (i) a restricted stock unit (“RSU”) grant (the “CEO RSU Award”) for that number of RSUs covering 1,250,000 shares of the Company’s common stock and (ii) performance-based RSUs (“PSUs”) covering a total of 1,250,000 shares of the Company’s common stock (the “CEO PSUs”). One fourth (1/4th) of the RSUs subject to the CEO RSU Award shall vest annually over the four-year period following the date of grant, subject to Mr. La Neve’s continued service through each applicable vesting date.

The CEO PSUs are eligible to vest based on the Company’s stock price performance over an approximately six-year performance period ending on September 30, 2031. The CEO PSUs are divided into three tranches. Each tranche is eligible to vest one year after the achievement of a stock price goal, measured based on the VWAP over a trailing, consecutive 30-day trading period as compared to a starting price (“Starting Price”) equal to the VWAP over the consecutive 30-day trading days prior to October 20, 2025. The stock price goals and number of PSUs eligible to vest per tranche are as follows: (i) PSUs covering 375,000 shares of the Company’s common stock are eligible to vest upon the achievement of a stock price goal on or prior to September 30, 2027 equal to the greater of $2.00 per share or a 25% share price increase relative to the Starting Price; (ii) PSUs covering 375,000 shares of the Company’s common stock are eligible to vest upon the achievement of a stock price goal on or prior to September 30, 2029 equal to the greater of $2.50 per share or a 60% share price increase relative to the Starting Price; and (iii) PSUs covering 500,000 shares of the Company’s common stock are eligible to vest upon the achievement of a stock price goal on or prior to September 30, 2031 equal to the greater of $3.00 per share or a 90% share price increase relative to the Starting Price; provided, however, that no more than one third (1/3) of the aggregate number of PSUs may vest earlier than the first anniversary of the CEO PSUs’ grant date and no more than a total of two thirds (2/3) of the aggregate number of PSUs may vest earlier than the second anniversary of the CEO PSUs’ grant date.

At the Company’s next annual refresh cycle, Mr. La Neve will also receive, subject to approval by the Board, equity awards with a grant date fair value (as determined under U.S GAAP) equal to $2,300,000, comprised of 50% RSUs and 50% PSUs.

Mr. La Neve will relocate to the Company’s headquarters in Madison, Wisconsin and will receive reimbursement for reasonable and customary moving expenses up to a maximum of $150,000, which Mr. La Neve will be required to repay if he resigns within 12 months following the Effective Date pro-rated based upon the number of months remaining in the 12-month period following the termination date.

The CEO Employment Agreement provides for certain payments and benefits upon termination of employment under specified circumstances, including in connection with a change in control of the Company. These payments and benefits are consistent with the terms described for the Company’s employment agreements with its executive officers as described in the Company’s proxy statement for the annual meeting of stockholders to be held on November 13, 2025, filed with the Securities and Exchange Commission on October 1, 2025.

There are no other arrangements or understandings between Mr. La Neve and any other persons pursuant to which Mr. La Neve was appointed as President and CEO. There are no family relationships between Mr. La Neve and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summary is subject to, and qualified in its entirety by, the full text of the CEO Employment Agreement, which is filed as Exhibit 10.2 hereto.

Suzanne Winter Separation Agreement

In connection with Ms. Winter’s departure, which entitled her to certain payments and benefits under her employment agreement, the Company entered into a separation agreement with Ms. Winter, effective as of October 18, 2025 (the “Separation Agreement”). Under the Separation Agreement, Ms. Winter will receive (i) continued payment of base salary through November 30, 2025, (ii) cash severance of $750,000, which is equal to 12 months of base salary, payable in 12 equal monthly installments following November 30, 2025; (iii) $50,000, representing payment in lieu of the target bonus payable under Ms. Winter’s employment agreement, payable in 12 equal monthly installments following November 30, 2025; (iv) reimbursement of the insurance premiums payable by Ms. Winter to retain group health coverage for her and her eligible dependents under the Consolidated Omnibus Budget Reconciliation Act of 1985 for 14 months; and (v) continued vesting of her outstanding Company equity awards through November 30, 2025, subject to Ms. Winter remaining a service provider under a consulting agreement on the Company’s standard form, pursuant to which she will provide transition services to the Company (the “Consulting Agreement”).

The foregoing descriptions are qualified in its entirety by reference to the Separation Agreement and the Consulting Agreement, which are filed as Exhibits 10.3 and 10.4 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Consulting Agreement by and between Dedication Capital, LLC and Accuray Incorporated, dated as of October 18, 2025

10.2	Employment Agreement by and between Stephen La Neve and Accuray Incorporated, dated as of October 20, 2025

10.3	Separation Agreement and General Release by and between Suzanne Winter and Accuray Incorporated, dated as of October 18, 2025

10.4	Consulting Agreement by and between Suzanne Winter and Accuray Incorporated, dated as of October 20, 2025

99.1	Press Release of Accuray Incorporated, dated as of October 20, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Date: October 19, 2025	By:	/s/ Ali Pervaiz
Ali Pervaiz
Senior Vice President & Chief Financial Officer